Amendment to Amended and Restated Distribution Agreement between
Curian Variable Series Trust and Jackson National Life Distributors LLC

This Amendment is made by and between Curian Variable Series Trust, a Massachusetts business trust (“Trust”), and Jackson National Life Distributors LLC (“JNLD”), a broker-dealer registered with the Securities and Exchange Commission and the Financial Industry Regulatory Authority.

Whereas, the Trust and JNLD initially entered into a Distribution Agreement on January 1, 2012, and Amended and Restated Agreements on March 1, 2012 and September 10, 2012 (“Agreement”), whereby the Trust appointed JNLD as distributor (“Distributor”) of the Shares of the Funds set forth on Schedule A of the Agreement.

Whereas, the parties have agreed to amend Schedule A of the Agreement to add the following new Funds (“New Funds”), to add each New Fund’s respective fee, and to amend the name of the following existing Fund (“Fund Name Change”):

New Funds (effective September 16, 2013)
1)	Curian/American Funds® Global Growth Fund;
2)	Curian/DoubleLine Total Return Fund;
3)	Curian Focused International Equity Fund;
4)	Curian Focused U.S. Equity Fund; and
5)	Curian/T. Rowe Price Capital Appreciation Fund.

Fund Name Change (effective September 16, 2013)
1)	From: Curian/UBS Global Long Short Income Opportunities Fund
To: Curian/UBS Global Long Short Fixed Income Opportunities Fund.

Now, Therefore, the parties hereto agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A attached hereto.

2.	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

In Witness Whereof, the Trust and the Distributor have caused this Amendment to be executed as of June 20, 2013, effective as of September 16, 2013.  This Amendment may be executed in two or more counterparts, which together shall constitute one document.

Attest:		Curian Variable Series Trust

By:	/s/ Kallie L. Thomas	By:	/s/ Diana R. Gonzalez
		Name:	Diana R. Gonzalez
		Title:	Assistant Vice President

Attest:		Jackson National Life Distributors LLC

By:	/s/ Paige McLaughlin	By:	/s/ Maura Collins
		Name:	Maura Collins
		Title:	Executive Vice President, Chief Financial Officer

Schedule A
Dated: September 16, 2013

Fund	Maximum 12b-1 Fee
Curian Guidance – Interest Rate Opportunities Fund	None
Curian Guidance – Multi-Strategy Income Fund	None
Curian Guidance – Equity Income Fund	None
Curian Guidance – Conservative Fund	None
Curian Guidance – Moderate Fund	None
Curian Guidance – Growth Fund	None
Curian Guidance – Moderate Growth Fund	None
Curian Guidance – Maximum Growth Fund	None
Curian Guidance – Tactical Moderate Growth Fund	None
Curian Guidance – Tactical Maximum Growth Fund	None
Curian Guidance – Institutional Alt 65 Fund	None
Curian Guidance – Institutional Alt 100 Conservative Fund	None
Curian Guidance – Institutional Alt 100 Moderate Fund	None
Curian Guidance – Institutional Alt 100 Growth Fund	None
Curian Guidance – International Opportunities Conservative Fund	None
Curian Guidance – International Opportunities Moderate Fund	None
Curian Guidance – International Opportunities Growth Fund	None
Curian Guidance – Equity 100 Fund	None
Curian Guidance – Fixed Income 100 Fund	None
Curian Guidance – Real Assets Fund	None
Curian Tactical Advantage 35 Fund	.25%
Curian Tactical Advantage 60 Fund	.25%
Curian Tactical Advantage 75 Fund	.25%
Curian Dynamic Risk Advantage – Diversified Fund	.25%
Curian Dynamic Risk Advantage – Growth Fund	.25%
Curian Dynamic Risk Advantage – Income Fund	.25%
Curian/Aberdeen Latin America Fund	.25%
Curian/American Funds® Global Growth Fund	.25%
Curian/American Funds® Growth Fund	.25%
Curian/AQR Risk Parity Fund	.25%
Curian/Ashmore Emerging Market Small Cap Equity Fund	.25%
Curian/Baring International Fixed Income Fund	.25%
Curian/BlackRock Global Long Short Credit Fund	.25%
Curian/DFA U.S. Micro Cap Fund	.25%
Curian/DoubleLine Total Return Fund	.25%
Curian/Eaton Vance Global Macro Absolute Return Advantage Fund	.25%
Curian/Epoch Global Shareholder Yield Fund	.25%
Curian/FAMCO Flex Core Covered Call Fund	.25%
Curian Focused International Equity Fund	.25%
Curian Focused U.S. Equity Fund	.25%
Curian/Franklin Templeton Frontier Markets Fund	.25%
Curian/Franklin Templeton Natural Resources Fund	.25%
Curian/Lazard International Strategic Equity Fund	.25%
Curian Long Short Credit Fund	.25%
Curian/Neuberger Berman Currency Fund	.25%
Curian/Nicholas Convertible Arbitrage Fund	.25%
Curian/PIMCO Credit Income Fund	.25%
Curian/PineBridge Merger Arbitrage Fund	.25%
Curian/Schroder Emerging Europe Fund	.25%

A-1

Curian/The Boston Company Equity Income Fund	.25%
Curian/The Boston Company Multi-Alpha Market Neutral Equity Fund	.25%
Curian/T. Rowe Price Capital Appreciation Fund	.25%
Curian/UBS Global Long Short Fixed Income Opportunities Fund	.25%
Curian/Urdang International REIT Fund	.25%
Curian/Van Eck International Gold Fund	.25%

A-2